Midland-Guardian Co. Salaried Employees 401(k) Savings Plan and Trust
			PRISM Participant Loan Policy
			     And Agency Agreement

	For administrative convenience, in accordance with Section 11.10 of the Midland-Guardian Co. Salaried Employees 401(k) Savings Plan and Trust (the
"Plan"), the Committee for the Plan adopts the following policies to govern the administration of loans to Participants of the Plan ("Participant Loans"). The Committee appoints Key Trust Company of Ohio, N.A. as Trustee (or as an affiliate of the Trustee) to be the service provider (the "Service Provider") and to act as the agent for the Committee for purposes of receiving information from Participants requesting Participant Loans, determining whether the Participant requesting a Participant Loan will qualify for a Participant Loan ( in accordance with the standards set forth in this Participant Loan Policy), and preparing the documents necessary to establish the Participant Loan, including without limitation an appropriate loan application ("Application"), a promissory note ("Note") and the personal loan disclosure statement ("Disclosure Statement"), in substantially the form of the attached Exhibits A through C, and collectively referred to as the "Loan Documentation", all of which have been reviewed and approved by the Committee. The Service Provider agrees to act as the agent for the Committee in the operation of the Participant Loan program. All capitalized terms in this policy statement shall have the meaning given to them in the Plan.

	1. Applications. Applications from Participants shall be made in writing on a form supplied by the Committee or the Trustee, must be signed by the Participant and be submitted to the Committee or its designee no later than the 15th day prior to the date the Committee is regularly scheduled to meet for the purposes of reviewing and approving loan applications. The application of a married Participant for a loan __x__Shall, _____Shall Not, include the written consent of his or her spouse to use the Participant's account balances as security for the loan. If necessary, spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date the loan is to be made. Consent must be witnessed by a member of the Committee or its designee, or be notarized. Loan applications will be reviewed by the Committee only once each month on the 15th day of each such month, or at such other times as the Committee may direct. If a loan is approved, the Trustee will be notified, and directed to process the loan and issue a check, accompanied by appropriate loan documentation as soon as practical (usually within three days of notification of approval). A Participant may have no more than 1 loan(s) outstanding at any given time. A Participant _____may, __x__ may not, consolidate an existing balance of a loan into a new loan, or increase the amount borrowed on an existing loan (as evidenced by an appropriate restated note) provided the term of the new loan (or restated existing loan) does not extend beyond the fifth anniversary of the existing loan.
		No loan shall be made for a period of less than 12 months.

	2. Review and Approval. Applications for loans will be reviewed as soon as practicable by the Committee. Incomplete applications, including those which do not evidence spousal consent if necessary, will be denied. Complete applications will be approved and the loan will be granted under such terms and conditions as the Committee deems reasonable, in the best interests of the Plan and its Participants, and subject to such conditions as the Committee believes, in its sole discretion, necessary to protect the Plan's interests and obtain repayment of the loan, if under all the facts and circumstances, it appears to the Committee that the Participant has the ability to timely satisfy his or her obligation to repay the loan to the plan.

	3. Loan Terms. Notwithstanding any other provision of this policy statement, all loans granted from the Plan shall be subject to the following:

		a. No loan shall be granted in an amount less than  $500.00,
		   nor greater than the limit specified in Section 11.10(e) of the Plan, and loans will only be issued in whole dollar amounts, and only in increments of $50.00;

		b. All loans will be secured by an assignment, pledge or
		   other security interest in the Participant's vested account balances and such other security as the Committee, with the consent of the Trustee, may deem necessary to adequately protect the interests of the Plan. Each loan granted from the Plan shall contain terms that allow the Committee to demand additional security for a loan in the event the original security for a loan is deemed by the Committee, in its sole and absolute discretion, to be insufficient to protect the interests of the Plan;

		c. Loans shall bear a reasonable rate of interest as
		   determined by the Trustee at the time of granting the loan. The Trustee shall determine an interest rate commensurate with interest rates charged by the Trustee, or any affiliate of the Trustee in the business of lending money, for loans which would be made under similar circumstances;

		d. Loans made to Participants who are employed by the
		   Employer shall be repaid by automatic payroll deduction, in equal per pay installments, consisting of principal and interest, over a term determined by the Committee, not to exceed five years with the exception of loans for the purpose of purchasing a principle residence of a Participant, which shall be for a term not to exceed 30 years.

		e. No loan shall be made to any Participant until the
		   Participant has been provided with the appropriate disclosure documents required under the Federal Truth-In-Lending Act (15 U.S.C. Sectin 1601 et seq.) and Regulation Z promulgated thereunder, and the Participant acknowledges in writing receipt of all such disclosure documents;

		f. All loans will be evidenced by a promissory note or such
		   other appropriate documents, which shall contain such provisions as the Trustee deems advisable to protect the interests of the Plan and its Participants. Notwithstanding the foregoing, in the event of any default which the Trustee, pursuant to the provisions of the Plan, attempts to collect through legal action, the Trustee in its sole discretion as a fiduciary of the Plan may elect to waive any provision in the loan documents. All original loan documents shall be assets of the trust and shall be held by the Trustee until such time as the loan obligation is satisfied in whole.

		g. Each Participant who has a loan shall be charged a $50.00
		   fee at the time the loan is issued, and an annual fee each year thereafter (at the start of the Plan Year) as may be charged by the Trustee for the issuance and processing of loans and repayments. To the extent required, such loan fees shall be evidenced in the Truth-in-Lending disclosure provided to the Participants.

		h. Notwithstanding anything to the contrary in this policy
		   statement, a Participant shall have the right to prepay any loan from the Plan in whole at any time by remitting such prepayment to the Trustee.

	4. Default. Default shall be defined as the failure of any Participant to comply with the terms of any loan from the Plan which shall continue uncorrected for a period of 90 days, or such longer of period of time as the Committee may specify, based on the facts and circumstances of each such case, as may be necessary to cure any default and is in the best interests of the Plan and its Participants. Upon default, the Committee shall:

		a. Direct the Trustee to commence appropriate action to
		   collect the entire balance of the defaulted loan, including but not limited to seeking legal recourse and executing against any security or collateral securing the loan which is not a Plan asset;

		b. Direct the Trustee to deem the defaulted loan and any
		   interest accruing thereon to be a distribution to the Participant, to the extent allowed by law;

		c. Direct the Trustee to withhold from any distribution due
		   to the defaulting Participant, or any beneficiary thereof, the amount necessary to satisfy the defaulted obligation, including accrued interest; and,

		d. Take such other steps as the Committee may deem
		   appropriate to protect the interests of the Plan and its Participants.

		Nothing contained in this policy statement shall be construed to modify any provision of the Plan. In administration of the loan program the Committee shall treat all similarly situated Participants in as similar a manner as possible, subject to the creditworthiness of the applying Participants.

	In Witness Whereof, the Committee hereby adopts this policy and appoints Key Trust Company of Ohio, NA as the Service Provider this 29th day of
December, 1998.

							Committee Members:


							/s/W. Todd Gray

							/s/Ronald L. Gramke

							/s/Edward J. Heskamp